Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954 __________
telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

May 28, 2020

Cigna Corporation
900 Cottage Grove Road
Bloomfield, Connecticut 06002

Ladies and Gentlemen:

We have acted as counsel to Cigna Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to (i) $548,266,000 aggregate principal amount of 4.000% Notes due 2022 (the “4.000% 2022 Exchange Notes”), (ii) $3,077,000 aggregate principal amount of 8.30% Notes due 2023 (the “8.30% 2023 Exchange Notes”), (iii) $40,289,000 aggregate principal amount of 7.65% Notes due 2023 (the “7.65% 2023 Exchange Notes”), (iv) $756,761,000 aggregate principal amount of 3.250% Notes due 2025 (the “3.250% 2025 Exchange Notes”), (v) $178,833,000 aggregate principal amount of 7.875% Notes due 2027 (the “7.875% 2027 Exchange Notes”), (vi) $549,660,000 aggregate principal amount of 3.050% Notes due 2027 (the “3.050% 2027 Exchange Notes), (vii) $31,882,000 aggregate principal amount of 8.30% Step-Down Notes due 2033 (the “8.30% 2033 Step-Down Exchange Notes”), (viii) $175,076,000 aggregate principal amount of 6.150% Notes due 2036 (the “6.150% 2036 Exchange Notes”), (ix) $91,102,000 aggregate principal amount of 5.875% Notes due 2041 (the “5.875% 2041 Exchange Notes”), (x) $295,860,000 aggregate principal amount of 5.375% Notes due 2042 (the “5.375% 2042 Exchange Notes”), (xi) $968,380,000 aggregate principal amount of 3.875% Notes due 2047 (the “3.875% 2047 Exchange Notes”), (xii) $791,915,000 aggregate principal amount of 3.900% Notes due 2022 (the “3.900% 2022 Exchange Notes”), (xiii) $429,789,000 aggregate principal amount of 3.050% Notes due 2022 (the “3.050% 2022 Exchange Notes”), (xiv) $855,208,000 aggregate principal amount of 3.000% Notes due 2023 (the “3.000% 2023 Exchange Notes”), (xv) $713,513,000 aggregate principal amount of 3.50% Notes due 2024 (the “3.50% 2024 Exchange Notes”), (xvi) $1,234,360,000 aggregate principal amount of 4.500% Notes due 2026 (the “4.500% 2026 Exchange Notes”), (xvii) $1,326,728,000 aggregate principal amount of 3.400% Notes due 2027 (the “3.400% 2027 Exchange Notes”), (xviii) $422,371,000 aggregate principal amount of 6.125% Notes due 2041 (the “6.125% 2041 Exchange Notes”), (xix) $1,407,326,000 aggregate principal amount of 4.800% Notes due 2046 (the “4.800% 2046 Exchange Notes”) and (xx) $348,914,000 aggregate principal amount of 4.125% Notes due 2020 (the “4.125% 2020 Exchange Notes” and, together with the 4.000% 2022 Exchange Notes, the 8.30% 2023 Exchange Notes, the 7.65% 2023 Exchange Notes, the 3.250% 2025 Exchange Notes, the 7.875% 2027 Exchange Notes, the 3.050% 2027 Exchange Notes, the 8.30% 2033 Step-Down Exchange Notes, the 6.150% 2036 Exchange Notes, the 5.875% 2041 Exchange Notes, the 5.375% 2042 Exchange Notes, the 3.875% 2047 Exchange Notes, the 3.900% 2022 Exchange Notes, the 3.050% 2022 Exchange Notes, the 3.000% 2023 Exchange Notes, the 3.50% 2024 Exchange Notes, the 4.500% 2026 Exchange Notes, 3.400% 2027 Exchange Notes, the 6.125% 2041 Exchange Notes and the 4.800% 2046 Exchange Notes, the “Exchange Notes”).  The Exchange Notes will be issued under an indenture, dated as of September 17, 2018 (as supplemented by the third supplemental indenture thereto, dated as of October 11, 2019, the “Indenture”), between the Company (formerly Halfmoon Parent, Inc.) and U.S. Bank National Association, as trustee (the “Trustee”).  The Exchange Notes will be offered by the Company in exchange for up to (i) $156,621,000 aggregate principal amount of the Company’s outstanding 4.000% Notes due 2022, (ii) $3,077,000 aggregate principal amount of the Company’s outstanding 8.30% Notes due 2023, (iii) $9,175,000 aggregate principal amount of the Company’s outstanding 7.65% Notes due 2023, (iv) $756,761,000 aggregate principal amount of the Company’s outstanding 3.250% Notes due 2025, (v) $178,833,000 aggregate principal amount of the Company’s outstanding 7.875% Notes due 2027, (vi) $549,660,000 aggregate principal amount of the Company’s outstanding 3.050% Notes due 2027, (vii) $31,882,000 aggregate principal amount of the Company’s outstanding 8.30% Step-Down Notes due 2033, (viii) $175,076,000 aggregate principal amount of the Company’s outstanding 6.150% Notes due 2036, (ix) $91,102,000 aggregate principal amount of the Company’s outstanding 5.875% Notes due 2041, (x) $295,860,000 aggregate principal amount of the Company’s outstanding 5.375% Notes due 2042, (xi) $968,380,000 aggregate principal amount of the Company’s outstanding 3.875% Notes due 2047, (xii) $791,915,000 aggregate principal amount of the Company’s outstanding 3.900% Notes due 2022, (xiii) $429,789,000 aggregate principal amount of the Company’s outstanding 3.050% Notes due 2022, (xiv) $855,208,000 aggregate principal amount of the Company’s outstanding 3.000% Notes due 2023, (xv) $713,513,000 aggregate principal amount of the Company’s outstanding 3.50% Notes due 2024, (xvi) $1,234,360,000 aggregate principal amount of the Company’s outstanding 4.500% Notes due 2026, (xvii) $1,326,728,000 aggregate principal amount of the Company’s outstanding 3.400% Notes due 2027, (xviii) $422,371,000 aggregate principal amount of the Company’s outstanding 6.125% Notes due 2041, (xix) $1,407,326,000 aggregate principal amount of the Company’s outstanding 4.800% Notes due 2046 and (xx) $348,914,000 aggregate principal amount of the Company’s outstanding 4.125% Notes due 2020, as applicable.

We have examined the Registration Statement and the Indenture (including the forms of Exchange Note set forth therein), which is an exhibit to the Registration Statement.  In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

In rendering the opinion set forth below, we have assumed further that the execution, issuance, delivery and performance by the Company of the Indenture and the Exchange Notes, as applicable, do not constitute a breach or default under any agreement or instrument which is binding upon the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture pursuant to the exchange offer described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 1.10 of the Indenture relating to the separability of provisions of the Indenture.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP